UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018 (August 29, 2018)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

Not Applicable
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Omnibus Agreement

On September 6, 2018, (the “Effective Date”), Oroplata Resources, Inc. (the “Company”) entered into an Omnibus Agreement (the “Omnibus Agreement”) with Tangiers Investment Group, LLC, a Delaware limited liability Company (“Tangiers”), whereby the Company and Tangiers agreed to amend certain promissory notes dated February 16, 2017 and July 25, 2018 (collectively, the “Notes”) and to cancel those certain share purchase agreements issued to Tangiers by Craig Alford (the “Share Purchase Agreements”) among other agreements. Some of the terms and conditions of the Omnibus Agreement are as follows:

•The Maturity Date (as defined in the Notes) of the Notes was extended until June 30, 2019. In exchange for this extension, the Company agreed to issue to Tangiers five year warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.10 per share.

•The Notes were amended to permit the prepayment of the Notes prior to the Maturity Date upon an equity raise of $2,000,000 at a premium to the then outstanding principal amount of the Notes plus interest and subject to certain terms and conditions.

•Tangiers has agreed not to convert any amount on the Notes which is the greater of $100,000 or more than 20% of the total dollar trading volume in the last twenty trading days in any thirty day period. Tangiers also agreed not to convert any of the outstanding principal of the Notes or any warrants previously issued to it until October 6, 2018 (the “Lock-up”). In exchange for the Lock-up, the Company issued to Tangiers warrants to purchase 250,000 shares with an exercise price of $0.15 per share.

•Tangiers agreed to return the certain shares previously issued in conjunction with the Share Purchase Agreements to the Company for cancellation. Upon such cancellation, the Company shall issue to Tangiers five (5) year warrants to purchase 3,600,000 shares of the Company’s common stock at an exercise price of $0.01 per share.

•Tangiers agreed to waive all currently outstanding conditions of default and associated default remedies associated with the Notes as of September 5, 2018, if any.

The foregoing description of the Omnibus Agreement is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference.

Claims Purchase

On August 29, 2018 the Company purchased from 3PL Operating, Inc., a Nevada corporation, 1,000 additional mining claims (the “New Claims”) in exchange for 1,000,000 shares of the Company’s common stock. The new claims cover 20,000 acres and quadruple the Company’s current footprint to a total of 26,000 acres and are contiguous to the Company’s existing land holdings and active exploration area within the Company’s Railroad Valley, Nevada lithium exploration project. All Bureau of Land Management fees relating to the New Claims have been paid through August 2019.

Item 8.01 Other Events

The Company previously reported that in January 2018, the Company filed a complaint in Nevada seeking the return or cancellation of 16 million common shares which the Company believed were fraudulently issued. The Company has reached settlements with all of the owners of the 16 million shares and received back a net 11 million shares for cancellation and return to treasury. The Company’s lawsuit against the former CEO of the Company, Craig Alford, continues. Alford has recently filed a counter claim against the Company seeking $188,000 allegedly owed to him from the Company. The Company believes Alford’s claims are without merit and intends to vigorously defend these claims.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

10.1	Omnibus Agreement between Oroplata Resources, Inc. and Tangiers Investment Group, LLC dated September 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC.

Date: September 7, 2018./s/ Douglas Cole

Douglas Cole

Chief Executive Officer